Exhibit 10.14

SUBLICENSE AGREEMENT

This Sublicense Agreement (the “Sublicense Agreement”) is made as of December 25, 2025 by and between Teucrium Trading, LLC (“Teucrium” or the “Sublicensee”) and 7RCC Global Inc. (“7RCC” or the “Sublicensor”).

RECITALS

WHEREAS, pursuant to that certain License Agreement, dated as of December 12, 2025, by and between Invierno AB, Reg. No. 559207-4172, Box 5193, 10244 Stockholm, Sweden (“Kaiko”) and 7RCC (the “License Agreement”), Kaiko has granted 7RCC a license to use certain names and marks (“Service Marks”), including that of the 7RCC Kaiko Bitcoin Carbon Credit Index (the “Index”) created, compiled, sponsored, calculated, maintained and published by Kaiko, in connection with the issuance, sale, marketing and/or promotion of the 7RCC Spot Bitcoin and Carbon Credit Futures ETF (the “Fund”);

WHEREAS, the Sublicensee wishes to use the Index in connection with the creation, issuance, management, offering, sale, marketing, and promotion of the Fund and disclosure about the Fund under applicable laws, rules and regulations; and

WHEREAS, the Sublicensor is willing to sublicense the use of the Index in accordance with the terms and conditions set forth in this Sublicense Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, and for good and valuable consideration set forth in this Sublicense Agreement, the parties agree as follows:

1.

Grant of License. Subject to the terms and conditions of this Sublicense Agreement, the Sublicensor hereby grants to the Sublicensee for use only in connection with the Fund, a non-transferable, non-exclusive license (i) to use the Index as the basis, or a component, of the Fund, and (ii) to use and refer to the Index and Service Marks and to reproduce, modify and create derivative works from any information provided to the Sublicensee by the Sublicensor, in each case only in connection with the marketing, promotion and sale of the Fund and its shares and in connection with making such disclosure about the Fund as the Sublicensee reasonably deems necessary under any applicable laws, rules or regulations in order to indicate the source of the Index.

2.

The Sublicensee acknowledges that it has received and read a copy of the License Agreement (excluding the Schedule setting forth the license fees) and agrees to be bound by all provisions thereof, including, without limitation, those provisions imposing any obligations on 7RCC.

3.

The Sublicensee agrees that its obligations under the License Agreement pursuant to Section 2 of this Sublicense Agreement are as principal and shall be unaffected by any defense or claim that 7RCC may have against Kaiko.

4.	Fees. Neither the Fund, Teucrium Commodity Trust (the “Trust”) nor the Sublicensee shall have any obligation to pay any license fees to the Sublicensor or Kaiko.

5.	Term. This Sublicense Agreement shall become effective upon execution by both parties and remain in effect unless terminated as provided herein.

6.

Termination. This Sublicense Agreement shall terminate if the Sublicensee or an entity controlling, controlled by or under common control with the Sublicensee ceases to exercise investment discretion over the Fund. Upon termination of this Agreement, the Trust’s right to use the Index shall terminate.

7.	Assignment. Either party may assign its rights and obligations under this Sublicense Agreement effective upon the written consent of the other party.

8.	Amendment. No provision of this Sublicense Agreement may be waived, altered, or amended except by written agreement of the parties.

9.	Entire Agreement. This Sublicense Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

10.

Construction. Headings used in this Sublicense Agreement are for convenience only, and shall not affect the construction or interpretation of any of its provisions. Each of the provisions of this Sublicense Agreement is severable, and the invalidity or inapplicability of one or more provisions, in whole or in part, shall not affect any other provision. To the extent not preempted by federal law, this Sublicense Agreement shall be construed and interpreted under the laws of the State of Delaware.

11.

Counterparts. This Sublicense Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute only one instrument. A signed copy of this Sublicense Agreement delivered by e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Sublicense Agreement.

[Signature page to follow]

IN WITNESS WHEREOF the parties have caused this Sublicense Agreement to be executed as of the date first above written, with intent to be bound hereby.

TEUCRIUM TRADING, LLC, as Sublicensee By: /s/ Springer Harris Name: Springer Harris Title: COO	7RCC GLOBAL INC., as Sublicensor By: /s/ Rali Perduhova Name: Rali Perduhova Title: CEO & President